SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2007

UNIVISION COMMUNICATIONS INC.

(Exact name of registrant as specified in charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12223	95-4398884
(Commission File Number)	(IRS Employer Identification No.)

1999 Avenue of the Stars, Suite 3050

Los Angeles, CA 90067

(Address of principal executive offices)

(310) 556-7676

(Registrant’s telephone number, including area code)

NO CHANGE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Univision Communications Inc. (the “Company”) is disclosing under Item 7.01 of this Current Report on Form 8-K the information included as Exhibit 99.1, which information is incorporated by reference herein. This information, which has not been previously reported or modifies previously reported information, is excerpted from a preliminary offering circular that is being disseminated in connection with the offering by Umbrella Acquisition, Inc. (the “Buyer”) of $1,500,000,000 aggregate principal amount of senior notes due 2015 (the “Notes”). This offering is part of the financing for the proposed acquisition of the Company by Buyer. At the time of the acquisition, Buyer (which is the issuer of the Notes) will merge with and into the Company, with the Company continuing as the surviving corporation. At the time of the merger, the Company will assume the obligations of Buyer under the Notes and the related indenture by operation of law. If the offering is consummated prior to the completion of the merger, and if the Company does not receive the approval of the Federal Communications Commission as required by the terms of the merger agreement prior to the closing of the offering, the gross proceeds plus interest of the offering will be placed in escrow and be subject to mandatory redemption if the merger is not completed, or the merger agreement is terminated, within approximately three months of the issuance of the Notes. A press release describing the offering of the Notes is attached as Exhibit 99.2.

The information included herein, including Exhibit 99.1 and Exhibit 99.2, shall be deemed not to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

Certain statements contained within this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases you can identify forward-looking statements by terms such as “anticipate,” “plan,” “may,” “intend,” “will,” “expect,” “believe” or the negative of these terms, or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements.

These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Also, these forward-looking statements present our estimates and assumptions only as of the date of this report. Except for our ongoing obligation to disclose material information as required by federal securities laws, we do not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this report.

Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include: cancellation or reductions in advertising; failure of our new or existing businesses to produce projected revenues or cash flow; failure to obtain the benefits expected from cross-promotion of media; regional downturns in economic conditions in those areas where our stations are located; changes in the rules and regulations of the Federal Communications Commission (“FCC”); a decrease in the supply or quality of programming; an increase in the cost of programming; an increase in the preference among Hispanics for English-language programming; the need for any unanticipated expenses; competitive pressures from other broadcasters and other entertainment and news media; Internet piracy, home copying and Internet downloading; further recorded music industry declines; potential impact of new technologies; unanticipated interruption in our broadcasting for any reason, including acts of terrorism; write downs of the carrying value of assets due to impairment; failure to obtain expected savings from our vendor efficiency review, organization changes and the Transactions; and a failure to achieve profitability, growth or anticipated cash flows from acquisitions; : our inability to complete the proposed merger, and the buyer’s inability to complete the offering and obtain the other financing for the purchase, on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the failure to obtain regulatory approval or to satisfy other customary closing conditions.

Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, those described in “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2006.

Exhibit No.	Description

99.1	Excerpts from Preliminary Offering Circular

99.2	Press Release, dated February 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2007	UNIVISION COMMUNICATIONS INC.

	By:	/s/ Peter H. Lori
Name: Peter H. Lori Title: Corporate Controller and Chief Accounting Officer

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Date of Report: February 15, 2007

Exhibit No.	Description

99.1	Excerpts from Preliminary Offering Circular

99.2	Press Release, dated February 16, 2007.